EXHIBIT 10.108

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.             Establishment and Purpose. This Employee Stock Purchase Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”) on March 23, 2006, and was approved by the stockholders of the Company on May 18, 2006. The purpose of this Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to acquire an equity interest in the Company through the purchase of Common Stock of the Company with accumulated payroll deductions. The Company intends this Plan to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Definitions.

a.               “Authorization Form” shall mean a form, electronic or other communication delivered to the Company or the stock brokerage, transfer agent or other financial or stock services firm designated by the Company under this Plan (the “Designated Firm”) by a Participant including, without limitation, through the voice response system maintained by the Designated Firm (if any), authorizing payroll deductions as set forth in Section 5 hereof and such other terms and conditions as the Company from time to time may determine.

b.               “Board” shall have the meaning given to such term in Section 1 of this Plan.

c.               “Closing Date” shall have the meaning given to such term in Section 2(r) of this Plan.

d.               “Code” shall have the meaning given to such term in Section 1 of this Plan.

e.               "Committee" shall mean the Human Resources and Compensation Committee which has been appointed by the Board to administer this Plan and to perform the functions set forth herein, and whose members are “non-employee directors” within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

f.               “Common Stock” shall mean shares of common stock, par value $.01 per share, of the Company.

g.               “Company” shall have the meaning given to such term in Section 1 of this Plan.

h.               “Compensation” shall mean total cash remuneration payable by the Company (or any Designated Subsidiary) to an Employee, including an Employee's portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code. Notwithstanding the foregoing, Compensation shall exclude (i) severance payments, (ii) vacation pay, overtime and commissions paid after the termination of service, (iii) amounts realized from the exercise of a nonqualified stock option, or when performance shares, restricted stock (or other property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (iv) amounts realized from the sale, exchange or other disposition of stock acquired under a stock option described in Part II, Subchapter D, Chapter I of the Code, or (v) other amounts which receive special tax benefits, such as premiums for group term life insurance or fringe benefits excludable from income under Section 132 of the Code.

i.                “Designated Firm” shall have the meaning given to such term in Section 2(a) of this Plan.

j.               “Designated Subsidiaries” shall mean all Subsidiaries designated by the Committee from time to time, in its sole discretion, as eligible to participate in this Plan.

k.              “Effective Date” shall mean June 1, 2006, or such later date as the Company in its discretion begins to accept Authorization Forms from Employees under this Plan.

l.               “Employee” shall mean any person, including an officer, who is regularly employed by the Company or one of its Designated Subsidiaries, and is paid through either the Company's or a Designated Subsidiaries' payroll and such pay is reported to the Internal Revenue Service on Form W-2 and not on Internal Revenue Service Form 1099 (whether or not such respective form was appropriately used). Notwithstanding the foregoing, the term “Employee” specifically excludes the following classes of individuals and such individuals are ineligible to participate in this Plan, regardless of whether the individual is determined to be a “common law employee” of the Company or any Designated Subsidiary by the Internal Revenue Service, Department of Labor, court or other tribunal of competent jurisdiction or other governmental agency:

(i)               employees whose customary employment is twenty (20) hours or less per week; and

(ii)              employees whose customary employment is for not more than five (5) months in any calendar year.

m.               “Exchange Act” shall have the meaning given to such term in Section 2(e) of this Plan.

n.               “Exercise Date” shall mean, with respect to each Offering Period, such day of the month selected by the Company, which date shall be no later than the fifteenth (15th) day of the month (or the next following business day) following the Closing Date for such Offering Period in which payroll deductions are made under this Plan.

o.               “Fair Market Value” per share as of a particular date shall mean the last reported sale price (on the last trading date immediately prior to such date) of the Common Stock on the New York Stock Exchange or such other exchange or national quotation system on which the Common Stock is then trading.

p.               “Guidance” shall have the meaning given to such term in Section 17(d) of this Plan.

q.               “Offering Date” shall mean the first day of each month during each Plan Year; provided, however, that the Committee shall in its sole discretion have the power to modify or change the Offering Date.

r.               “Offering Period” shall mean a period of time during the effectiveness of this Plan, commencing on each Offering Date and ending on the last day of the month in which each such Offering Date occurs (the “Closing Date”); provided, however, the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a longer (not to exceed twenty-seven (27) months) Offering Period.

s.               “Option Price” shall mean ninety-five percent (95%) of the Fair Market Value of the Common Stock.

t.               "Participant" shall mean an Employee who participates in this Plan.

u.               “Plan” shall have the meaning given to such term in Section 1 of this Plan.

v.               “Plan Year” shall mean with respect to the first (1st) Plan Year, the period beginning on July 1, 2006 or such later date in 2006 selected by the Company in its discretion and ending on December 31, 2006, and shall mean January 1 though December 31 for each Plan Year thereafter during the term of this Plan.

w.               “Subsidiary” shall mean any U.S. corporation, if any, having the relationship to the Company described in Section 424(f) of the Code.

3.             Eligibility and Participation.

a.               Any person who is an Employee prior to an Offering Date shall be eligible to become a Participant in this Plan beginning on that Offering Date and shall become a Participant as of that Offering Date by properly completing an Authorization Form and submitting or electronically filing it through the means maintained by the Designated Firm or the Company by the date required by the Company. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

b.               Any person who first becomes an Employee during an Offering Period shall be eligible to become a Participant in this Plan as of the first day of the Offering Period beginning after the date on which that person became an Employee and shall become a Participant as of such date by properly completing an Authorization Form. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

c.               A person shall cease to be a Participant in this Plan upon the earliest to occur of:

(i)               the date the Participant ceases to be an Employee for any reason;

(ii)              the first day of the Offering Period beginning after the date on which the Participant ceases payroll deductions under this Plan; or

(iii)             the date of a withdrawal from this Plan by the Participant.

4.             Grant of Option.

a.               On the Exercise Date, each Participant in this Plan shall be granted an option to purchase at the applicable Option Price up to the number of shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date by the applicable Option Price.

b.               In no event shall the Fair Market Value (calculated at the time the option was granted) of the total number of shares purchased by any Participant in any calendar year exceed $25,000, as determined in accordance with the requirements of Section 423 of the Code.

c.               No Participant may elect to have withheld more than fifteen percent (15%) of such Participant’s Compensation.

d.               No Participant may be granted an option if, upon such grant, such Participant would own immediately after the grant of an option under this Plan and applying the rules of Section 424(d) of the Code in determining stock ownership, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all outstanding Common Stock of the Company.

5.             Payroll Deductions.

a.               A Participant may, in accordance with rules adopted by the Company and the Designated Firm, submit an Authorization Form that authorizes a payroll deduction of any whole percentage from one percent (1%) to fifteen percent (15%) of such Participant's Compensation on each pay period paid during the Offering Period. A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) effective as of the start of the next Offering Period, provided the Employee submits the Authorization Form requesting such change by the date required by the Company.

b.               To the extent necessary to comply with (i) the limitations contained in this Plan on the number of shares available to any Participant, and (ii) Section 423(b)(8) of the Code, a Participant’s payroll deductions may be reduced to zero percent (0%) by the Company without the Participant’s consent, at any time during an Offering Period.

c.               All payroll deductions made by a Participant pursuant hereto shall be credited to such Participant's account under this Plan. A Participant may not make any additional payments into such account.

6.             Exercise of Option.

a.               A Participant's election to purchase shares of Common Stock will be exercised automatically on the Exercise Date immediately following granting of the option, and the maximum number of shares (including fractional shares) of Common Stock subject to such option will be purchased for such Participant at the applicable Option Price with the accumulated payroll deductions for such Offering Period in such Participant's account. During a Participant's lifetime, his or her option to purchase shares of Common Stock hereunder is exercisable only by such Participant.

b.              The shares of Common Stock purchased upon exercise of an option hereunder shall be credited to the Participant's account under this Plan and shall be deemed to be transferred to the Participant on the Exercise Date.

7.             Delivery of Common Stock. As soon as administratively practicable after receipt by the Company or the Designated Firm of a request for withdrawal of Common Stock from any Participant, the Designated Firm shall coordinate the delivery to such Participant of a stock certificate representing the shares of Common Stock which the Participant requests to withdraw (or coordinate the delivery of such shares to the Participant's brokerage account maintained at his or her broker). Fractional shares, if any, shall be paid in cash. Shares of Common Stock received upon stock dividends or stock splits shall be  treated as  having been  purchased on the Exercise  Date of  the shares  to which  they relate.  Upon a termination of employment for any reason, as soon as administratively feasible following the ninetieth (90th) day after such termination, the Designated Firm shall coordinate the delivery to such a Participant a stock certificate representing the shares of Common Stock credited to a Participant's account (fractional shares to be paid in cash) unless such Participant notifies the Company and the Designated Firm of an alternative delivery method acceptable to the Company within such time period; provided, however, that if such termination is due to death, such shares shall be delivered as soon as administratively possible following the ninetieth (90th) day after such death to the (and in the name of the) estate of the deceased Participant. Shares of Common Stock may be issued from authorized but unissued Common Stock, from treasury shares of the Company or from any other proper source, or may be purchased on the open market. Upon issuance of the shares of Common Stock to the Participant, the Participant shall have all rights of a stockholder with respect to such shares.

8.             Withdrawal and Termination of Employment .

a.               A Participant may withdraw from this Plan at any time by giving written notice to the Company and the Designated Firm, in such form as is required from time to time by the Company. Such withdrawal will be effective immediately and for all future Offering Periods until such time as such Participant elects to participate in this Plan by completing an Authorization Form as provided for in Section 3. Upon an effective withdrawal, no further payroll deductions for the purchase of shares of Common Stock will be made for such Participant. In the event of such effective withdrawal, any unused payroll deductions credited to such Participant’s account will be returned to the Participant.

b.               Upon termination of a Participant's status as an Employee during any Offering Period for any reason, including voluntary or involuntary termination, retirement or death, the payroll deductions credited to such Participant's account that have not yet been used to purchase shares of Common Stock will be used to purchase Common Stock on the Exercise Date to which such amounts relate and no future contributions will be made to this Plan. A Participant's status as an Employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, however, that such leave is for a period of not more than ninety (90) days, or three hundred thirty-five (335) days for military leave, or reemployment upon expiration of such leave is guaranteed by contract or statute.

c.               A Participant's withdrawal from an Offering Period will not have any effect upon such Participant's eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company if such Participant remains eligible and has completed the appropriate forms necessary for such participation.

9.             Dividends and Interest.

a.               The Company currently does not pay cash dividends. In the event the Company pays cash dividends in the future, such cash dividends shall be paid on the Common Stock held in a Participant's account and shall be paid to such Participant as soon as administratively feasible. Dividends paid in shares of Common Stock or stock splits of the Common Stock shall be credited to the accounts of Participants and reverse stock splits shall be debited from such accounts. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

b.               No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in this Plan.

10.            Common Stock.

a.               The maximum number of shares of Common Stock which shall be reserved for sale under this Plan shall be 500,000, subject to adjustment upon the occurrence of an event as provided in Section 14 hereof. If the total number of shares of Common Stock which would otherwise be subject to options granted pursuant to Section 4(a) hereof on an Offering Date exceeds the number of shares then available under this Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions or refund contributions, if necessary.

b.               Shares of Common Stock to be delivered to a Participant under this Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person under joint ownership elected by the Participant.

11.            Administration. This Plan shall be administered by the Committee, and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee or its appointed administrator, if any, shall have full power and authority, subject to the provisions of this Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of this Plan, to interpret the provisions and supervise the administration of this Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee or its appointed administrator, if any, shall be fully effective as if it had been made at a meeting duly held. The Company will pay all expenses incurred in the administration of this Plan. No member of the Committee or its appointed administrator, if any, shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan.

12.            Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

13.             Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to create any trusts or segregate such payroll deductions.

14.            Effect of Certain Changes. In the event of any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure, distribution of an extraordinary dividend or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under this Plan, including without limitation, adjustments to the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised.

15.            Term of Plan, Amendment and Termination.

a.               This Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after the day before the tenth (10th) anniversary of the Effective Date and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to the provisions of this Plan.

b.               The Committee may at any time terminate, suspend or amend this Plan. Except as provided in Section 14 hereof, no such termination or suspension can adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant; provided, however, that this Plan or any Offering Period may be terminated or suspended by the Committee at any time on or before an Exercise Date or by the Committee's setting a new Exercise Date with respect to an Offering Period then in progress if the Committee determines that termination or suspension of this Plan and/or the Offering Period is in the best interests of the Company and its stockholders or if continuation of this Plan and/or the Offering Period would cause the Company to incur adverse accounting changes as a result of a change in generally accepted accounting principles. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule.

c.               Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with this Plan.

16.            Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in writing by the Company at the location, or by the person, designated by the Company for the receipt thereof.

17.            Governing Law, Regulations and Other Approvals.

a.               This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflict of law principles. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

b.               The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

c.               This Plan is intended to comply with Rule 16b-3 as promulgated under Section 16 of the Exchange Act and the Committee shall interpret and administer the provisions of this Plan in a manner consistent therewith. Any provisions inconsistent with such rule shall be inoperative and shall not affect the validity of this Plan.

d.               This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an issuance and/or payment is subject to Section 409A of the Code, it shall be issued and/or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “Guidance”). Any provision of this Plan that would cause an issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance).

18.            Withholding of Taxes.

a.               On each pay period in which deductions are being made on behalf of a Participant in this Plan, the Company will withhold all applicable, Federal, state or local income and payroll taxes and other amounts which the Company reasonably determines it is required to withhold based upon such Participant's level of participation in this Plan.

b.               Should the Company for any reason be unable, or elect not to, satisfy its tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an option, or should the Company reasonably determine that it has a tax withholding obligation with respect to a disposition of shares of Common Stock acquired pursuant to the exercise of an option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company shall have the right at its option to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company reasonably determines that it is required to withhold with respect to such event, or (ii) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company reasonably determines that it is required to withhold with respect to such event.

19.            Possible Early Termination of Plan and Options. Upon a dissolution of the Company, or any other event described in Section 14 that the Company does not survive, this Plan and, if prior to the last day of an Offering Period, any outstanding option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Committee for the survival, substitution, assumption, exchange or other settlement of this Plan and options. In the event a Participant’s option is terminated pursuant to this Section 19 without a provision having been made by the Committee for a substitution, exchange or other settlement of the option, such Participant’s account shall be paid to him or her in cash without interest.

20.            Interpretation. If any provision of this Plan or of any option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.

21.            Employees’ Rights.

a.               Nothing in this Plan (or in any other documents related to this Plan) will confer upon any Employee or Participant any right to continue in the employ or other service of the Company or its Designated Subsidiaries, constitute any contract or agreement of employment or other service or affect an Employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or its Designated Subsidiaries to change such person’s compensation or other benefits or to terminate his or her employment or other service with or without cause. Nothing contained in this Section 21(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract.

b.               No Participant or other person will have any right, title or interest in any fund or in any specific asset of the Company by reason of any option hereunder. Neither the provisions of this Plan (or of any related documents), not the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant or other person. To the extent that a Participant or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Company. No special or separate reserve, fund or deposit will be made to assure any such payment.

22.             Notice of Sale. Any person who has acquired shares of Common Stock under this Plan shall give prompt written notice to the Company of any sale or other transfer of the shares of Common Stock if such sale or transfer occurs within the two-year period after the Exercise Date with respect to which such shares of Common Stock were acquired.